SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Quality Systems, Inc.

(Name of Registrant as Specified In Its Charter)

Ahmed Hussein

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

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3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6)	Amount Previously Paid:

7)	Form, Schedule or Registration Statement No.:

8)	Filing Party:

        Ahmed Hussein

9)	Date Filed:

        September 19, 2005

FOR IMMEDIATE RELEASE

AHMED HUSSEIN DISPUTES STATEMENTS BY GLASS LEWIS

NEW YORK, Sept. 19, 2005 – Ahmed Hussein today disputes the erroneous statements made by Glass Lewis & Co., an independent research and proxy advisory firm, in its press release dated September 16 relating to Dr. Hussein’s proxy contest with Quality Systems, Inc. (NASDAQ: QSII). The Glass Lewis press release was issued prior to any discussion by it with Dr. Hussein regarding the contents of his proxy statement.

Dr. Hussein reaffirms the statements made in his proxy, as filed with the SEC, in which he explained in detail the processes by which decisions have been made at the Company and his related concerns over the Company’s corporate governance procedures. He confirms that he has not stated that “all the current board members, other than himself, were handpicked by Sheldon Razin” nor that “each current director is controlled by Mr. Razin and therefore cannot be considered independent”, in each case as erroneous asserted by Glass Lewis.

Dr. Hussein is issuing this additional statement because he believes the issues he has raised in his proxy are of significant importance to shareholders and he wants to ensure that shareholders are not misled by inaccurate statements of third parties.

Dr. Hussein has repeatedly expressed, among other things, his concern that the compensation arrangements for directors and senior management approved by the current board over the course of the past year are excessive in light of the company’s size and earnings history. Dr. Hussein notes that the NASD Interpretation on the definition of independence states: “It is important for investors to have confidence that individuals serving as independent directors do not have a relationship with the listed company that would impair their independence.” Dr. Hussein believes that such high levels of director compensation may result in the type of behavior this guidance seeks to avoid.

The Annual Meeting of Shareholders of Quality Systems, Inc. will be held this Wednesday, September 21, 2005 at the Hyatt Regency Hotel in Irvine, California.

If you have any questions or need assistance in voting your BLUE proxy card, please call Dr. Hussein’s proxy solicitor, Georgeson Shareholder Communication Inc., toll-free at 1-866-391-7006 or direct at 1-212-440-9800.

THE PARTICIPANTS INVOLVED IN THIS SOLICITATION ARE AHMED HUSSEIN, IBRAHIM FAWZY AND IAN GORDON. INFORMATION REGARDING THESE PARTICIPANTS IS CONTAINED IN THE DEFINITIVE PROXY STATEMENT OF AHMED HUSSEIN ON FILE WITH THE SEC, WHICH MAY BE OBTAINED FOR FREE FROM THEIR WEBSITE AT www.sec.gov. THE PROXY STATEMENT WAS DISTRIBUTED TO SHAREHOLDERS ON OR ABOUT SEPTEMBER 6, 2005.

YOU ARE ADVISED TO READ THE PROXY STATEMENT OF AHMED HUSSEIN IN FULL BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THIS SOLICITATION.

THIS COMMUNICATION IS BEING RELEASED AND DISTRIBUTED TO SHAREHOLDERS OF QUALITY SYSTEMS, INC. ON SEPTEMBER 19, 2005 BY DR. AHMED HUSSEIN.

CONTACT:

AHMED HUSSEIN

(212) 332-1700